UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 17, 2025

TPG RE Finance Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38156	36-4796967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Seventh Avenue, 35th Floor, New York, New York 10106

(Address of Principal Executive Offices) (Zip Code)

(212) 601-4700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TRTX	New York Stock Exchange
6.25% Series C Cumulative Redeemable Preferred Stock, par value $0.001 per share	TRTX PRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

CLO Transaction Overview

On November 17, 2025 (the “FL7 CLO Closing Date”), TPG RE Finance Trust, Inc. (the “Company”) entered into a collateralized loan obligation (“TRTX 2025-FL7” or “FL7 CLO”) through its wholly-owned subsidiaries, TRTX 2025-FL7 Issuer, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, as issuer (the “FL7 Issuer”), and TRTX 2025-FL7 Co-Issuer, LLC, a Delaware limited liability company, as co-issuer (the “FL7 Co-Issuer” and together with the FL7 Issuer, the “FL7 Issuers”). On the FL7 CLO Closing Date, the FL7 Issuers co-issued the following classes of notes pursuant to the terms of an indenture, dated as of November 17, 2025 (the “FL7 Indenture”), by and among the FL7 Issuers, TRTX Master CLO Loan Seller, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (the “FL7 Seller”), as advancing agent, Wilmington Trust, National Association, as trustee (together with its permitted successors and assigns, the “FL7 Trustee”), and Computershare Trust Company, National Association, as note administrator, paying agent, calculation agent, authenticating agent, transfer agent, custodian, backup advancing agent and notes registrar (in all such capacities, together with its permitted successors and assigns, the “FL7 Note Administrator”):

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$616,000,000 aggregate principal amount of Class A Senior Secured Floating Rate Notes Due 2043 (the “FL7 Class A Notes”), which had ratings of “AAAsf” and “Aaa(sf)” by Fitch Ratings, Inc. (“Fitch”) and Moody’s Investors Service, Inc. (“Moody’s”), respectively, and an initial expected weighted average life of 2.86 years, and bear interest at a per annum rate equal to (i) the Benchmark plus (ii) 1.45000% plus (iii) on and after the payment date in June 2031, 0.25%;

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$129,250,000 aggregate principal amount of Class A-S Second Priority Secured Floating Rate Notes Due 2043 (the “FL7 Class A-S Notes”), which had a rating of “AAAsf” by Fitch and an initial expected weighted average life of 3.18 years, and bear interest at a per annum rate equal to (i) the Benchmark plus (ii) 1.70000% plus (iii) on and after the payment date in July 2031, 0.25%;

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$83,875,000 aggregate principal amount of Class B Third Priority Secured Floating Rate Notes Due 2043 (the “FL7 Class B Notes”), which had a rating of AA-sf by Fitch and an initial expected weighted average life of 3.88 years, and bear interest at a per annum rate equal to (i) the Benchmark plus (ii) 1.95000% plus (iii) on and after the payment date in July 2031, 0.50%;

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$67,375,000 aggregate principal amount of Class C Fourth Priority Secured Floating Rate Notes Due 2043 (the “FL7 Class C Notes”), which had a rating of A-sf by Fitch and an initial expected weighted average life of 4.57 years, and bear interest at a per annum rate equal to (i) the Benchmark plus (ii) 2.20000% plus (iii) on and after the payment date in December 2031, 0.50%;

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$39,875,000 aggregate principal amount of Class D Fifth Priority Secured Floating Rate Notes Due 2043 (the “FL7 Class D Notes”), which had a rating of BBBsf by Fitch and an initial expected weighted average life of 4.67 years, and bear interest at a per annum rate equal to (i) the Benchmark plus (ii) 2.65000% plus (iii) on and after the payment date in December 2031, 0.50%;

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$20,625,000 aggregate principal amount of Class E Sixth Priority Secured Floating Rate Notes Due 2043 (the “FL7 Class E Notes” and, together with the FL7 Class A Notes, the FL7 Class A-S Notes, the FL7 Class B Notes, the FL7 Class C Notes and the FL7 Class D Notes, the “FL7 Offered Notes”), which had a rating of BBB-sf by Fitch and an initial expected weighted average life of 4.71 years, and bear interest at a per annum rate equal to (i) the Benchmark plus (ii) 3.25000% plus (iii) on and after the payment date in December 2031, 0.50%.

The FL7 Offered Notes were placed by Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC, BofA Securities, Inc., BMO Capital Markets Corp., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., M&T Securities, Inc., Raymond James & Associates, Inc., Standard Chartered Bank, and TPG Capital BD, LLC (the “Placement Agents”) pursuant to a placement agency agreement dated October 24, 2025.

In addition to the FL7 Offered Notes, on the FL7 CLO Closing Date, the FL7 Issuer issued, pursuant to the FL7 Indenture:

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$39,875,000 aggregate principal amount of Class F Seventh Priority Floating Rate Notes Due 2043 (the “FL7 Class F Notes”), which had a rating of BB-sf by Fitch and an initial expected weighted average life of 4.75 years, and bear interest at a per annum rate equal to (i) the Benchmark plus (ii) 4.50000%; and

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$24,750,000 aggregate principal amount of Class G Eighth Priority Floating Rate Notes Due 2043 (the “FL7 Class G Notes” and, together with the FL7 Class F Notes and the FL7 Offered Notes, the “FL7 Notes”), which had a rating of B-sf by Fitch and an initial expected weighted average life of 4.75 years, and bear interest at a per annum rate equal to (i) the Benchmark plus (ii) 5.50000%.

As used herein, the term “Benchmark” has the meaning set forth in the FL7 Indenture. The calculation of the initial expected weighted average lives of the FL7 Notes assumes certain collateral characteristics, including that there are no prepayments, that there will be no extension of maturity dates and no capitalized and deferred interest and certain other modeling assumptions. There are no assurances that such assumptions will be met.

The FL7 Class F Notes and the FL7 Class G Notes were acquired by TRTX Master Retention Holder, LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of the Company (“FL7 Retention Holder”). The FL7 Class F Notes and the FL7 Class G Notes are not secured by the FL7 Collateral Interests (as defined below) or any other collateral securing the FL7 Offered Notes.

Concurrently with the issuance of the FL7 Notes, the FL7 Issuer also issued 78,375.000 preferred shares, par value $0.001 per share and with an aggregate liquidation preference and notional amount equal to $1,000 per share (the “FL7 Preferred Shares” and, together with the FL7 Notes, the “FL7 Securities”), to FL7 Retention Holder. FL7 Retention Holder acquired the FL7 Preferred Shares in order to comply with certain risk retention rules. The FL7 Preferred Shares are subject to the terms and conditions of a Preferred Share Paying Agency Agreement, dated as of November 17, 2025 (the “FL7 Preferred Share Paying Agency Agreement”), among the FL7 Issuer, Computershare Trust Company, National Association, as preferred share paying agent, and MaplesFS Limited, as preferred share registrar and administrator. The FL7 Preferred Shares have no stated dividend rate. Holders of the FL7 Preferred Shares will be entitled to receive monthly non-cumulative dividends, if and to the extent that funds are available for such purpose, in accordance with the priority of payments set forth in the FL7 Indenture and under Cayman Islands law. The FL7 Preferred Shares were issued by the FL7 Issuer as part of its issued share capital, and are not secured by the FL7 Collateral Interests or any other collateral securing the FL7 Offered Notes.

The FL7 Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Proceeds from the issuance of the FL7 Securities were used to (i) purchase two (2) commercial real estate whole loans (the “FL7 Closing Date Whole Loans”) and seventeen (17) participation interests in 17 separate commercial real estate loans or A-Notes (the “FL7 Closing Date Participations” and, together with the FL7 Closing Date Whole Loans, the “FL7 Closing Date Collateral Interests”), (ii) repay amounts owed by the FL7 Seller and its affiliates in respect of certain pre-closing financing, including under certain warehouse lines and other financing arrangements with affiliates of certain of the Placement Agents and other lenders, which warehouse lines and other financing arrangements were secured by certain of the FL7 Closing Date Collateral Interests, (iii) fund an account established and maintained under the FL7 Indenture by the Note Administrator, which funds may be used, together with interest or other earnings on the funds on deposit in such account, to acquire two (2) collateral interests that have not yet closed (the “FL7 Delayed Collateral Interests” and, together with the FL7 Closing Date Collateral Interests, the “FL7 Cut-off Date Collateral Interests”), as and when either FL7 Delayed Collateral Interest closes on or prior to the date that is 45 days after the FL7 CLO Closing Date, and invest in certain eligible investments set forth in the Indenture pending such purchase of the FL7 Delayed Collateral Interests, (iv) fund an initial interest reserve deposit amount specified in the FL7 Collateral Interest Purchase Agreement (as defined below) and (v) to undertake certain related activities.

The FL7 Closing Date Collateral Interests were, and the FL7 Delayed Collateral Interests are expected to be, purchased by the FL7 Issuer from the FL7 Seller, a wholly-owned subsidiary of the Company and an affiliate of the FL7 Issuers. The FL7 Cut-off Date Collateral Interests represented approximately 30.2% of the aggregate unpaid principal balance of the Company’s loan investment portfolio as of September 30, 2025 and had an aggregate principal balance of approximately $1,100 million as of October 13, 2025 (the cut-off date for the FL7 CLO).

The FL7 Closing Date Collateral Interests were purchased, and any additional FL7 Collateral Interests (including either of the FL7 Delayed Collateral Interests) will be purchased in the future, by the FL7 Issuer from the FL7 Seller pursuant to a collateral interest purchase agreement (the “FL7 Collateral Interest Purchase Agreement”), dated as of November 17, 2025, among the FL7 Seller, the FL7 Issuer, TPG RE Finance Trust Holdco, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Holdco”), and, solely, as to section 4(k) thereof, TPG RE Finance Trust CLO Sub-REIT, a Maryland real estate investment trust. Pursuant to the FL7 Collateral Interest Purchase Agreement, the FL7 Seller made certain representations and warranties to the FL7 Issuer with respect to the FL7 Collateral Interests. In the event of a breach of representation or warranty of the FL7 Collateral Interest Purchase Agreement that materially and adversely affects the ownership interests of the FL7 Issuer in a FL7 Collateral Interest or the value of a FL7 Collateral Interest, the FL7 Seller will have to either (a) correct or cure such breach of representation or warranty, within 90 days, subject to certain extensions set forth in the FL7 Collateral Interest Purchase Agreement, of discovery by the FL7 Seller or receipt of written notice from any party to the FL7 Indenture and the FL7 Servicing Agreement (as defined below), (b) substitute the affected FL7 Collateral Interest for either (1) a collateral interest owned by the FL7 Seller that satisfies applicable eligibility criteria, subject to the satisfaction of acquisition criteria and acquisition and disposition requirements (such FL7 Collateral Interest, a “FL7 Substitute Collateral Interest”) or (2) a combination of a FL7 Substitute Collateral Interest and cash; provided that the sum of (A) the par purchase price of such FL7 Substitute Collateral Interest, plus (B) the cash amount (if any) to be paid to the FL7 Issuer in connection with such substitution, is equal to or greater than the par purchase price of such affected FL7 Collateral Interest, or (c) make a cash payment to the FL7 Issuer in an amount sufficient to compensate the FL7 Issuer for such breach of representation or warranty. The obligation of the FL7 Seller to cure, substitute or make a cash payment in connection with a material breach of the representations and warranties pursuant to the FL7 Collateral Interest Purchase Agreement has been guaranteed by Holdco. Additionally, with respect to any FL7 Collateral Interest comprised of a combination of a mortgage loan and a related mezzanine loan secured by equity interests in the related mortgage borrower, if the mortgage loan portion of such FL7 Collateral Interest is repaid in full but the mezzanine loan portion thereof remains outstanding, the FL7 Seller will be required to repurchase such FL7 Collateral Interest at a repurchase price calculated as set forth in the FL7 Collateral Interest Purchase Agreement.

The FL7 Notes

FL7 Collateral

The FL7 Offered Notes are secured by, among other things, (i) the portfolio of FL7 Collateral Interests, (ii) an initial interest reserve deposit amount specified in the FL7 Collateral Interest Purchase Agreement, (iii) certain collection, payment, custodial, reinvestment and expense reserve accounts and the related security entitlements and all income from the investment of funds in any of the foregoing at any time credited to any of the foregoing accounts, (iv) certain eligible investments purchased from deposits in certain accounts, (v) the FL7 Issuer’s rights under certain related agreements, (vi) all amounts delivered to the FL7 Note Administrator (or its bailee) (directly or through a securities intermediary), (vii) all other investment property, instruments and general intangibles in which the FL7 Issuer has an interest, other than certain excepted property, (viii) the FL7 Issuer’s ownership interests in and rights in certain permitted subsidiaries and (xi) all proceeds of the foregoing (collectively, the “FL7 Collateral”).

The FL7 Offered Notes are limited recourse obligations of the FL7 Issuer and non-recourse obligations of the FL7 Co-Issuer, and the FL7 Class F Notes and the FL7 Class G Notes are limited recourse obligations of the FL7 Issuer. The FL7 Co-Issuer owns no material assets and will engage in no business other than co-issuing the FL7 Offered Notes. To the extent that the FL7 Collateral is insufficient to meet payments due in respect of the FL7 Offered Notes and expenses following liquidation of the FL7 Collateral, the obligations of the FL7 Issuer and the FL7 Co-Issuer to pay such deficiency will be extinguished.

Interest Rate and Maturity

Interest payments on the FL7 Notes are payable monthly, beginning in December 2025. Each class of FL7 Notes will mature at par in June 2043, unless redeemed or repaid prior thereto. Principal payments on each class of

FL7 Notes will be paid in accordance with the priority of payments set forth in the FL7 Indenture. However, it is anticipated that the FL7 Notes will be paid in advance of the stated maturity date in accordance with the priority of payments in the FL7 Indenture.

For so long as any class of FL7 Notes with a higher priority is outstanding, any interest due on the FL7 Class C Notes, the FL7 Class D Notes, the FL7 Class E Notes, the FL7 Class F Notes or the FL7 Class G Notes that is not paid as a result of the operation of the priority of payments set forth in the FL7 Indenture will be deferred, and the failure to pay such interest will not be an event of default under the FL7 Indenture (any such interest, “FL7 Deferred Interest”). FL7 Deferred Interest on any related class of FL7 Notes will be added to the outstanding principal balance of such class of FL7 Notes and will accrue interest at the applicable interest rate. FL7 Deferred Interest will not be payable until the earliest of the first interest payment date on which funds are available to pay such FL7 Deferred Interest in accordance with the priority of payments set forth in the FL7 Indenture, or the date on which such class of FL7 Notes matures or is redeemed.

Subordination of the FL7 Notes

In general, payments of interest and principal on any class of FL7 Notes are subordinate to all payments of interest and principal on any class of FL7 Notes with a more senior priority. Generally, all payments on the FL7 Notes will be subordinate to certain payments required to be made in respect of any interest advances and certain other expenses. Payments on the FL7 Notes will be senior to any payments on or in respect of the FL7 Preferred Shares to the extent required by the priority of payments set forth in the FL7 Indenture.

FL7 Note Protection Tests

The FL7 Notes are subject to note protection tests (the “FL7 Note Protection Tests”), which will be used primarily to determine whether and to what extent interest received on the FL7 Collateral Interests may be used to make certain payments subordinate to interest and principal payments to the FL7 Offered Notes in the priority of payments set forth in the FL7 Indenture. In the event that either FL7 Note Protection Test is not satisfied on any measurement date, interest received on the FL7 Collateral Interests that would otherwise be used to pay interest on the FL7 Class F Notes and the FL7 Class G Notes and dividends to the FL7 Preferred Shares and make certain other payments must instead be used to pay principal of first, the FL7 Class A Notes, second, the FL7 Class A-S Notes, third, the FL7 Class B Notes, fourth, the FL7 Class C Notes, fifth, the FL7 Class D Notes and sixth, the FL7 Class E Notes, in each case, to the extent necessary to cause the FL7 Note Protection Tests to be satisfied.

The FL7 Note Protection Tests consist of a par value test (the “FL7 Par Value Test”) and an interest coverage test (the “FL7 Interest Coverage Test”). The FL7 Par Value Test will generally be considered to be met if the number calculated by dividing (a) the aggregate principal balance of the FL7 Collateral Interests (other than any modified and defaulted FL7 Collateral Interest and subject to certain conditions set forth in the FL7 Indenture) plus principal proceeds held as cash and certain other eligible investments plus the calculation amount of the modified and defaulted FL7 Collateral Interests by (b) the sum of the aggregate outstanding principal balance of the FL7 Offered Notes and the amount of any unreimbursed interest advances, is equal to or greater than 112.64%. The FL7 Interest Coverage Test will generally be considered to be met if the Interest Coverage Ratio (as defined in the FL7 Indenture) on the FL7 Offered Notes is equal to or greater than 120.00%.

FL7 Collateral Management Agreement

Certain advisory, administrative and monitoring functions relating to the FL7 Collateral will be performed by TPG RE Finance Trust Management, L.P., a Delaware limited partnership and the Company’s external manager (the “Manager”), as FL7 collateral manager (in such capacity, the “FL7 Collateral Manager”) pursuant to a collateral management agreement, dated as of November 17, 2025, between the FL7 Issuer and the Manager (the “FL7 Collateral Management Agreement”).

As compensation for the performance of its obligations as FL7 Collateral Manager, the FL7 Collateral Manager is entitled to receive a collateral management fee, payable monthly in arrears, equal to 0.1% per annum of the net outstanding balance of the FL7 Collateral Interests to the extent funds are available. The Manager has agreed to waive its entitlement to the collateral management fee for so long as the Manager or an affiliate of the Manager is the FL7 Collateral Manager and also the Company’s external manager. However, there can be no assurance that any replacement collateral manager will also waive the right to receive the collateral management fee.

The Manager may be removed as FL7 Collateral Manager upon at least 30 days’ prior written notice if certain events of default have occurred, by the FL7 Issuer or the FL7 Trustee, if the holders of at least 66-2/3% in aggregate outstanding amount of each class of FL7 Notes (excluding any FL7 Notes held by certain related parties) then outstanding give written notice to the Manager, the FL7 Issuer and the FL7 Trustee directing such removal. The Manager cannot be removed as FL7 Collateral Manager without cause, but may resign as FL7 Collateral Manager upon 90 days’ prior written notice. Upon any resignation or removal of the Manager as FL7 Collateral Manager while any of the FL7 Notes are outstanding, holders of a majority of the FL7 Preferred Shares (excluding any FL7 Preferred Shares held by certain related parties) will have the right to instruct the FL7 Issuer to appoint an institution identified by such holders as replacement FL7 Collateral Manager. In the event that 100% of the aggregate outstanding FL7 Preferred Shares are held by related parties, the proposed replacement FL7 Collateral Manager is an affiliate of the Manager and certain other conditions are met, then the holders of at least a majority of the aggregate outstanding principal balance of the most junior class of FL7 Notes not 100% owned by related parties (excluding any FL7 Notes held by related parties to the extent the replacement FL7 Collateral Manager is an affiliate of the Manager or the Manager has been removed as FL7 Collateral Manager after the occurrence of an event of default) may direct the FL7 Issuer to appoint an institution identified by such holders as replacement collateral manager.

Except with respect to the limitations set forth in the FL7 Indenture, the Manager, in its capacity as FL7 Collateral Manager, is not obligated to pursue any particular investment strategy or opportunity with respect to the FL7 Collateral Interests. The Manager and its affiliates may engage in other business and furnish investment management, advisory and other services to other portfolios. The Manager may make recommendations to or effect transactions for such other portfolios, which recommendations or transactions may differ from those made on behalf of the FL7 Issuer.

Managed Transaction with Reinvestment

The FL7 CLO includes a 30-month reinvestment period during which (and up to 60 days thereafter with respect to the acquisition of a proposed FL7 Reinvestment Collateral Interests (as defined below) as to which the FL7 Issuer, or the FL7 Collateral Manager on behalf of the FL7 Issuer, has entered into a binding commitment to purchase such FL7 Collateral Interest during the 30-month reinvestment period) the Manager, as FL7 Collateral Manager, is permitted to reinvest certain proceeds arising from the FL7 Collateral Interests in additional collateral interests meeting certain eligibility criteria (the “FL7 Reinvestment Collateral Interests”). Additionally, the FL7 Issuer may acquire exchange collateral interests (the “FL7 Exchange Collateral Interests” and, together with the FL7 Cut-off Date Collateral Interests and the FL7 Reinvestment Collateral Interests, the “FL7 Collateral Interests”), in each case, in exchange for a defaulted collateral interest or a credit risk collateral interest. Any FL7 Reinvestment Collateral Interest and FL7 Exchange Collateral Interests will be required to meet certain eligibility criteria, acquisition criteria, acquisition and disposition requirements and other conditions set forth in the FL7 Indenture and the FL7 Collateral Interest Purchase Agreement.

The FL7 Servicing Agreement

Except for certain non-serviced loans, the commercial real estate loans related to the FL7 Collateral Interests (the “FL7 Loans”) will be serviced by Situs Asset Management LLC, a Texas limited liability company (the “FL7 Servicer”), pursuant to a servicing agreement (the “FL7 Servicing Agreement”), dated as of November 17, 2025, by and among the FL7 Issuer, the FL7 Collateral Manager, the FL7 Trustee, the FL7 Note Administrator, the FL7 Seller (as advancing agent), the FL7 Servicer and Situs Holdings, LLC, a Delaware limited liability company (the “FL7 Special Servicer”). Additionally, pursuant to the FL7 Servicing Agreement, the FL7 Issuer appointed the FL7 Special Servicer to act as special servicer with respect to any serviced FL7 Loan that becomes a specially serviced loan.

The FL7 Servicing Agreement requires each of the FL7 Servicer and the FL7 Special Servicer to diligently service and administer the serviced FL7 Loans and any related mortgaged property acquired by the FL7 Issuer or a nominee thereof for the benefit of the “Relevant Parties in Interest” (as defined in the FL7 Servicing Agreement). In connection with their respective duties under the FL7 Servicing Agreement, the FL7 Servicer and the FL7 Special

Servicer (or any replacement servicer or special servicer) are entitled to monthly servicing and special servicing fees and additional servicing compensation and additional special servicing compensation, as applicable, as described in the FL7 Servicing Agreement.

The foregoing summaries of the FL7 Indenture, the FL7 Preferred Share Paying Agency Agreement, the FL7 Collateral Interest Purchase Agreement, the FL7 Collateral Management Agreement and the FL7 Servicing Agreement are qualified in their entirety by reference to the full text of the FL7 Indenture, the FL7 Preferred Share Paying Agency Agreement, the FL7 Collateral Interest Purchase Agreement, the FL7 Collateral Management Agreement and the FL7 Servicing Agreement, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On November 17, 2025, the Company issued a press release announcing the closing of the FL7 CLO. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in the press release is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in the press release shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Indenture, dated as of November 17, 2025, by and among TRTX 2025-FL7 Issuer, Ltd., TRTX 2025-FL7 Co-Issuer, LLC, TRTX Master CLO Loan Seller, LLC, Wilmington Trust, National Association and Computershare Trust Company, National Association

10.2	Preferred Share Paying Agency Agreement, dated as of November 17, 2025, among TRTX 2025-FL7 Issuer, Ltd., Computershare Trust Company, National Association, and MaplesFS Limited

10.3	Collateral Interest Purchase Agreement, dated as of November 17, 2025, among TRTX Master CLO Loan Seller, LLC, TRTX 2025-FL7 Issuer, Ltd., TPG RE Finance Trust Holdco, LLC and TPG RE Finance Trust CLO Su10.3b-REIT

10.4	Collateral Management Agreement, dated as of November 17, 2025, between TRTX 2025-FL7 Issuer, Ltd. and TPG RE Finance Trust Management, L.P.

10.5	Servicing Agreement, dated as of November 17, 2025, by and among TRTX 2025-FL7 Issuer, Ltd., TPG RE Finance Trust Management, L.P., Wilmington Trust, National Association, Computershare Trust Company, National Association, TRTX Master CLO Loan Seller, LLC, Situs Asset Management LLC and Situs Holdings, LLC

99.1	Press release, dated November 17, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG RE FINANCE TRUST, INC.

By:	/s/ Brandon Fox
Name:	Brandon Fox
Title:	Interim Chief Financial Officer and Chief Accounting Officer

Date: November 21, 2025